UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of Earliest Event Reported):

May 25, 2011

Commission file number: 001-33084

SUSSER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4525 Ayers Street

Corpus Christi, Texas 78415

(Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (361) 884-2463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders

The Company’s annual meeting of shareholders was held on May 25, 2011. Of the approximately 17,436,234 common shares outstanding on the record date, a total of 13,385,247 common shares were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

1. To elect two Class II directors to serve terms expiring at the 2014 annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
William F. Dawson, Jr.	11,734,472	427,576	1,223,199
Ronald G. Steinhart	11,646,897	515,151	1,223,199

2. To consider and act upon a proposal to approve (on an advisory basis) the Company’s 2010 executive compensation program.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of 2010 Executive Compensation Program	11,911,612	238,814	11,622	1,223,199

3. To consider and act upon a proposal to approve (on an advisory basis) the frequency of future advisory votes on executive compensation.

	One-Year	Two-Year	Three-Year	Abstentions	Broker Non-Votes
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	9,189,016	10,056	2,889,761	73,215	1,223,199

4. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Appointment of Ernst & Young LLP	13,257,148	98,897	29,202	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: June 1, 2011	By:	/S/ Mary E. Sullivan
		Name:	Mary E. Sullivan
		Title:	Executive Vice President and Chief Financial Officer